UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 20, 2023

INVO BIOSCIENCE, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-39701	20-4036208
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5582 Broadcast Court

Sarasota, FL 34240

(Address of principal executive offices, including zip code)

(978) 878-9505

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	INVO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

July 2023 Standard Merchant Cash Advance Agreement

On July 20, 2023, INVO Bioscience, Inc. (the “Company”) entered into a Standard Merchant Cash Advance Agreement (the “Cash Advance Agreement”) with Cedar Advance LLC (“Cedar”) under which Cedar purchased $543,750 of our receivables for a gross purchase price of $375,000. We received net proceeds of $356,250. Until the purchase price has been repaid, we agreed to pay Cedar $19,419.64 per week. If we repay the purchase price within 30-days then the amount payable shall be reduced to $465,000. In addition, we granted Cedar a security interest in our accounts, including deposit accounts and accounts receivable. We intend to use the proceeds for working capital and general corporate purposes.

JAG Amended Letter Agreement

On July 21, 2023 the Company entered into an amended and restated letter agreement (the “Amended Letter Agreement”) with JAG Multi Investments LLC (“JAG”) to restate the terms of that certain July 10, 2023 letter agreement between the Company and JAG (the “Original Letter Agreement”). The Amended Letter Agreement removes all references to issuance of a new warrant and repricing of warrants referenced in the Original Letter Agreement, both of which are void ab initio. Since the parties agreed that the warrant issuance to JAG referred to in the Original Letter Agreement is void ab initio, the July 10, 2023 warrant to purchase 150,000 shares of common stock of the Company to JAG is rescinded and cancelled and of no force and effect.

The foregoing summaries of the Cash Advance Agreement and Amended Letter Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such Cash Advance Agreement and Amended Letter Agreement which are filed hereto as Exhibit 10.1 and Exhibit 10.2, and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 related to the July 2023 Standard Merchant Cash Advance Agreement is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Exhibit
10.1	Standard Merchant Cash Advance Agreement between INVO Bioscience Inc. and Cedar Advance LLC
10.2	Amended and Restated Letter Agreement between INVO Bioscience, Inc. and JAG Multi Investments LLC.
104	Cover Page Interactive Data File (embedded within the XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 21, 2023	INVO BIOSCIENCE, INC.

/s/ Steven Shum
Steven Shum
Chief Executive Officer

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